Exhibit 11

                    THE COASTAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
    (Millions of Dollars, Except Per Share Amounts, and Thousands of Shares)

                                                                                   Year Ended December 31,
                                                                          ---------------------------------------
                                                                             1995           1994           1993
                                                                          ---------      ---------      ---------


COMMON STOCK AND EQUIVALENTS:

Net earnings applicable to common stock and common
   stock equivalents...................................................   $   253.0      $   215.2      $   104.5
                                                                          =========      =========      =========

Average number of common shares outstanding............................     104,478        104,266        103,762
Class A common shares..................................................         411            421            435
Common share equivalent:
   $1.19 Cumulative Convertible Preferred, Series A*...................         228            235            241
Dilutive effect of outstanding stock options after application of
   treasury stock method*..............................................         318            285            306
                                                                          ---------      ---------      ---------
Average common and common equivalent shares............................     105,435        105,207        104,744
                                                                          =========      =========      =========

Net earnings per average common and common equivalent shares outstanding:
   Earnings before extraordinary item..................................   $    2.40      $    2.05      $    1.02
   Extraordinary item..................................................           -              -           (.02)
                                                                          ---------      ---------      ---------
   Net earnings .......................................................   $    2.40      $    2.05      $    1.00
                                                                          =========      =========      =========

ASSUMING FULL DILUTION:

Net earnings applicable to common stock and common
   stock equivalents...................................................   $   253.0      $   215.2      $   104.5
Dividends applicable to dilutive preferred stock:
   Series B............................................................          .2             .2             .2
   Series C............................................................          .2             .2             .2
                                                                          ---------      ---------      ---------
Adjusted net earnings assuming full dilution...........................   $   253.4      $   215.6      $   104.9
                                                                          =========      =========      =========

Average number of common shares outstanding............................     104,478        104,266        103,762
Class A common shares..................................................         411            421            435
Common share equivalents:
   Series A Preferred Stock*...........................................         228            235            241
Equivalent common shares from:
   Series B and C Preferred Stock*.....................................         536            564            590
Dilutive effect of outstanding stock options after application of
   treasury stock method*..............................................         553            293            326
                                                                          ---------      ---------      ---------
Fully diluted shares...................................................     106,206        105,779        105,354
                                                                          =========      =========      =========

Fully diluted earnings per share**:
   Earnings before extraordinary item..................................   $    2.39      $    2.04      $    1.02
   Extraordinary item..................................................           -              -           (.02)
                                                                          ---------      ---------      ---------
   Net earnings .......................................................   $    2.39      $    2.04      $    1.00
                                                                          =========      =========      =========

--------
*     Convertible securities and options are not considered in the calculations if the effect of the conversion is anti-
      dilutive.
**    Reporting not required by generally accepted accounting principles because of small variance from earnings on average common and common equivalent shares.

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